Exhibit 23(d)

[Letterhead of GBQ Partners]

Summit View, Inc. and Subsidiaries

Coshocton, Ohio

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated May 16, 2008, relating to the financial statements of Summit View, Inc. and Subsidiaries, which is in the Amendment to Form 8-K of Genesee & Wyoming Inc. filed December 17, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ GBQ Partners LLC

Columbus, Ohio

January 20, 2009